UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 1, 2020

Protective Life Insurance Company
(Exact name of Registrant as specified in its charter)

Tennessee	001-31901	63-0169720
(State of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

2801 Highway 280 South, Birmingham, Alabama 35223
(Address of principal executive offices) (Zip Code)

(205) 268-1000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On October 1, 2020, Protective Life Insurance Company (the “Company”) took the following steps in order to consolidate and simplify the Company’s reserve financing structure and reduce related financial and operational costs:

On October 1, 2020, Golden Gate Captive Insurance Company (“Golden Gate”), a special purpose financial captive insurance company wholly-owned by the Company, and Steel City, LLC (“Steel City”), a wholly-owned subsidiary of Protective Life Corporation (“Protective”), terminated the financing facility into which Golden Gate and Steel City had entered on January 15, 2016 and subsequently amended, in which they had financed “XXX” reserves related to an acquired block of term life insurance and other term life insurance reinsured to Golden Gate by the Company and the Company’s wholly-owned subsidiary, West Coast Life Insurance Company (“West Coast”). This termination included redeeming the notes issued by Steel City to Golden Gate and the surplus note issued by Golden Gate to Steel City.

On October 1, 2020, Golden Gate II Captive Insurance Company (“Golden Gate II”), a special purpose financial captive insurance company wholly-owned by the Company, redeemed the full outstanding principal amount of floating rate surplus notes due July 15, 2052 that had been issued by Golden Gate II to fund certain “AXXX” reserves. When initially issued in 2007, these surplus notes were sold to Lehman Brothers Inc. for deposit into certain Delaware trusts that issued money market securities, term securities resetting to money market securities after a specified period or term securities (the “Securities”). In connection with the redemption of the surplus notes, the Securities were redeemed in full.

On October 1, 2020, Golden Gate III Vermont Captive Insurance Company (“Golden Gate III”), a special purpose financial captive insurance company wholly-owned by the Company, terminated the Third Amended and Restated Reimbursement Agreement (the “Third Amended and Restated Reimbursement Agreement”), dated as of June 25, 2014, with UBS AG, Stamford Branch, as issuing lender (“UBS”). In connection with such termination, Golden Gate III terminated the letter of credit that had been issued by UBS on June 25, 2014 in connection with its entrance into the Third Amended and Restated Reimbursement Agreement, which letter of credit had supported certain obligations of Golden Gate III to West Coast for a portion of the reserves relating to certain term level life insurance policies reinsured by Golden Gate III.

On October 1, 2020, Golden Gate IV Vermont Captive Insurance Company (“Golden Gate IV”), a special purpose financial captive insurance company wholly-owned by the Company, terminated its Reimbursement Agreement (the “Reimbursement Agreement”), dated December 10, 2010, with UBS. In connection with such termination, Golden Gate IV terminated the letter of credit that had been issued by UBS in connection with its entrance into the Reimbursement Agreement, which letter of credit had supported certain obligations of Golden Gate IV to West Coast for a portion of the reserves relating to certain term level life insurance policies reinsured by Golden Gate IV.

On October 1, 2020, Golden Gate V Captive Insurance Company (“Golden Gate V”), a special purpose financial captive insurance company wholly-owned by the Company, and Red Mountain, LLC, a wholly-owned subsidiary of the Company (“Red Mountain”), terminated the financing facility into which they had entered on October 10, 2012 to fund certain “AXXX” reserves related to a block of universal life insurance policies with secondary guarantees issued by the Company and West Coast. This termination included redeeming the note issued by Red Mountain to Golden Gate V and the non-recourse funding obligation issued by Golden Gate V to Red Mountain.

In connection with the foregoing transactions, Golden Gate II, Golden Gate III, Golden Gate IV and Golden Gate V were merged with and into Golden Gate effective on October 1, 2020 (the “Merger”).

On October 1, 2020, immediately following the Merger, Golden Gate entered into a transaction with a term of 20 years, that may be extended to up to 25 years, to finance up to $5 billion of “XXX” and “AXXX” reserves related to the term life insurance business and universal life insurance with secondary guarantee business that is reinsured to Golden Gate by the Company and West Coast pursuant to an Excess of Loss Reinsurance Agreement (the “XOL Agreement”) with Hannover Life Reassurance Company of America (Bermuda) Ltd., The Canada Life Assurance Company (Barbados Branch) and RGA Reinsurance Company (Barbados) Ltd. (collectively, the “Retrocessionaires”). Pursuant to the XOL Agreement, the Retrocessionaires assume, on an excess of loss basis, the obligation to pay any amounts by which the financed amount exceeds the statutory reserves in excess of economic reserves held by Golden Gate for each reporting period (“XOL Amounts”) in exchange for periodic fees. The transaction is “non-recourse” to Protective, WCL and the Company, meaning that none of these companies are liable to reimburse the Retrocessionaires for any XOL Amount payments required to be made. In connection with the transaction, Protective entered into certain support agreements under which it guarantees or otherwise supports certain obligations of Golden Gate. The estimated average annual expense of the facility is approximately $4.2 million over the expected life of the XOL Agreement and approximately $7.0 million during the first five years (representing average savings when compared to the prior reserve financings of approximately $7.9 million per year over the life of the financing and approximately $16.2 million per year during the first five years of the financing), in each case presented on an after-tax basis and calculated in accordance with accounting principles generally accepted in the United States.

The Company and its applicable subsidiaries received regulatory approval to complete the transactions described above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTECTIVE LIFE INSURANCE COMPANY

/s/ Paul R. Wells
Paul R. Wells
Senior Vice President, Chief Accounting Officer

Dated: 10/6/2020